                                                              EXHIBIT 10.38

                            CAPITAL CALL AGREEMENT

         CAPITAL CALL AGREEMENT (as amended, supplemented or modified from time to time, this "Agreement"), dated as of September 18, 2000, made by and among J.F. Lehman Equity Investors I, L.P., a Delaware limited partnership (the "Contributor"), Special Devices, Incorporated, a Delaware corporation (the "Borrower"), and Bankers Trust Company, as Administrative Agent (the "Administrative Agent") for the benefit of the various lenders (the "Banks") from time to time party to the Credit Agreement referred to below. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

                            W I T N E S S E T H :

         WHEREAS, the Borrower, the Banks and the Administrative Agent have entered into a Credit Agreement, dated as of December 15, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement");

         WHEREAS, on the date hereof, the Contributor owns a substantial economic interest and voting interest in the Borrower's capital stock;

         WHEREAS, it is a condition precedent to the effectiveness of the Fourth Amendment, Consent and Waiver, dated as of September 18, 2000, to the Credit Agreement (the "Fourth Amendment") that the Contributor and the Borrower shall have executed and delivered this Agreement; and

         WHEREAS, the Contributor and the Borrower will obtain benefits as a result of the effectiveness of the Fourth Amendment and, accordingly, desire to execute and deliver this Agreement in order to satisfy the condition described in the immediately preceding paragraph;

         NOW, THEREFORE, it is agreed:

         1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement.

         "Agreement" shall have the meaning provided in the first paragraph of this Agreement.

         "Banks" shall have the meaning provided in the first paragraph of this Agreement.

         "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

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         "Category I Capital Call Amount" shall mean $5,000,000 less the aggregate principal amount of all payments on outstanding Term Loans made after the consummation of the Scot Sale (but only to the extent that (i) such payments shall not have been made with Net Sale Proceeds from the Scot Sale and (ii) such aggregate amount exceeds $156,615.78) made by the Borrower prior to the occurrence of the Category I Capital Call Event; PROVIDED that in no event shall the Category I Capital Call Amount be less than $0.

         "Category I Capital Call Event" shall mean the occurrence of any Event of Default under the Credit Agreement.

         "Category II Capital Call Amount" shall mean that amount which is required to be paid (after giving effect to all previous payments) in order to satisfy in full both of the Borrower's federal and state income tax obligations with respect to its fiscal year ending closest to October 31, 2000; PROVIDED that in no event shall the Category II Capital Call Amount be
(i) less than $0 or (ii) more than $2,500,000; and PROVIDED, FURTHER, that if the Category II Capital Call Amount shall be payable in accordance with this Agreement as a result of the occurrence of a Category II Capital Call Event described in clause (ii) of the definition thereof (but prior to the occurrence of a Category II Capital Call Event described in clause (i) of the definition thereof), then the Category II Capital Call Amount shall be equal to $2,500,000.

         "Category II Capital Call Event" shall mean the earlier of (i) the failure by the Borrower to make its estimated tax payments with respect to its federal and state income tax obligations for its fiscal year ending closest to October 31, 2000 and (ii) the occurrence of an Event of Default under Section 10.05 of the Credit Agreement.

         "Contributor" shall have the meaning provided in the first paragraph of this Agreement.

         "Credit Agreement" shall have the meaning provided in the first recital of this Agreement.

         "Investment" shall mean a cash equity capital contribution to the Borrower by the Contributor.

         "Proportionate Share" of each Bank at any time shall mean (i) in the case of a Category I Capital Call Event, a fraction (x) the numerator of which is the aggregate outstanding principal amount of all Term Loans of such Bank at such time and (y) the denominator of which is the aggregate outstanding principal amount of all Term Loans of all the Banks at such time and, (ii) in the case of a Category II Capital Call Event, a fraction (x) the numerator of which is the aggregate outstanding principal amount of all Revolving Loans of such Bank at such time and (y) the denominator of which is the aggregate outstanding principal amount of all Revolving Loans of all the Banks at such time.

         2. REQUIRED CONTRIBUTIONS TO THE BORROWER; ETC. (a) The Contributor hereby absolutely, irrevocably and unconditionally agrees that if any Category I Capital Call Event shall

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have occurred, the Contributor will, as soon as practicable thereafter, but in any event within 30 days thereafter, make an Investment in the Borrower in an aggregate amount equal to the Category I Capital Call Amount (which Investment, however, will be paid directly to the Administrative Agent for application as provided in the last sentence of this Section 2(a)); PROVIDED that to the extent such Category I Capital Call Event arises because of an Event of Default under Section 10.05 of the Credit Agreement or if any such Investment in the Borrower cannot be made for any reason whatsoever, then (in either case) the Contributor's Investment shall instead be made by means of the purchase by the Contributor from each of the Banks of a subordinated participation in such Banks' outstanding Term Loans, PRO RATA among the Banks based on their respective Proportionate Shares at such time, with such participations to be evidenced by a subordinated participation agreement in form and substance reasonably satisfactory to the Administrative Agent (it being expressly understood and agreed (and the subordinated participation agreement shall provide) that no payment or distribution of any kind or character, whether in cash, property, securities or otherwise, shall be made under any circumstances whatsoever with respect to any such subordinated participation until the date on which (i) all Commitments and Letters of Credit under the Credit Agreement shall have been terminated, (ii) all Obligations (except those evidenced by the subordinated participations purchased pursuant to this Section 2(a) or Section 2(b) below) shall have been paid in full in cash in accordance with the requirements of the Credit Agreement (or the other Credit Documents) or the Interest Rate Protection Agreements, as the case may be and (iii) all Interest Rate Protection Agreements shall have been terminated. The Borrower hereby acknowledges, confirms and agrees that immediately upon receipt of the Category I Capital Call Amount it shall apply such amounts as a mandatory repayment of Term Loans in accordance with the provisions of Sections 4.02(f), (h) and (i) of the Credit Agreement.

         (b) The Contributor hereby absolutely, irrevocably and unconditionally agrees that if any Category II Capital Call Event shall have occurred, the Contributor will, as soon as practicable thereafter, but in any event within 30 days thereafter, make an Investment in the Borrower in an aggregate amount equal to the Category II Capital Call Amount; PROVIDED that to the extent such Category II Capital Call Event arises because of an Event of Default under Section 10.05 of the Credit Agreement or if any such Investment in the Borrower cannot be made for any reason whatsoever, then (in either case) the Contributor's Investment shall instead be made by means of the purchase by the Contributor from each of the Banks of a subordinated participation in such Banks' outstanding Revolving Loans, PRO RATA among the Banks based on their respective Proportionate Shares at such time, with such participations to be evidenced by a subordinated participation agreement in form and substance reasonably satisfactory to the Administrative Agent (it being expressly understood and agreed (and the subordinated participation agreement shall provide) that no payment or distribution of any kind or character, whether in cash, property, securities or otherwise, shall be made under any circumstances whatsoever with respect to any such subordinated participation until the date on which (i) all Commitments and Letters of Credit under the Credit Agreement shall have been terminated, (ii) all Obligations (except those evidenced by the subordinated participations purchased pursuant to Section 2(a) above or this Section 2(b)) shall have been paid in full in cash in accordance with the requirements of the Credit Agreement (or the other Credit Documents) or the Interest Rate Protection Agreements, as the case may be and (iii) all Interest Rate Protection Agreements shall have been terminated. The Borrower hereby acknowledges, confirms and agrees that immediately upon receipt of the Category II Capital Call Amount it shall promptly apply such amounts to satisfy its federal and state income tax obligations with respect to its fiscal year ending closest to October 31, 2000.

         3. PAYMENTS. All payments required to be made pursuant to this Agreement shall be made in Dollars and in immediately available funds, and shall be made on the same basis as provided in Sections 4.03 and 4.04 of the Credit Agreement. All payments received by the Administrative Agent pursuant to Section 2(a) above (other than pursuant to the proviso thereof) shall automatically be deemed (as of the date of receipt by the Administrative Agent of such respective payments) to be Investments by the Contributor in the Borrower.

         4. OBLIGATIONS INDEPENDENT. The obligations of the Contributor hereunder are independent of the obligations of any Subsidiary Guarantor, the Borrower or any other Person, and a separate action or actions maybe brought and prosecuted against the Contributor whether or not an action is brought against any Subsidiary Guarantor, the Borrower or any other Person and whether or not any Subsidiary Guarantor, the Borrower or any other Person shall be joined in any such action or actions. The Contributor waives, to the fullest extent permitted by law, the benefit of statute of limitations affecting its liability hereunder or the enforcement hereof.

         5. CERTAIN WAIVERS BY THE CONTRIBUTOR. The Contributor hereby waives notice of acceptance of this Agreement and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor, or nonpayment of any such liability, suit or taking of other action by the Borrower, the Administrative Agent or any Bank against, and any other notice to, the Contributor or any other Person liable thereon.

         6. ACTIONS RELATING TO OBLIGATIONS UNDER CREDIT AGREEMENT. The Administrative Agent or the Banks (or any of the Banks) may in accordance with the terms of the Credit Agreement (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, the Contributor, without incurring responsibility to the Contributor, without impairing or releasing the obligations of the Contributor hereunder, upon or without any terms or conditions and in whole or in part:

         (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, alter or increase any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof;

         (b) take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

         (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

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         (d)  settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Secured Creditors;

         (e) except as otherwise expressly provided herein, apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Administrative Agent or the Banks regardless of what liability or liabilities of the Contributor or the Borrower remain unpaid;

         (f) release or substitute any one or more endorsers, guarantors, Credit Parties or other obligors;

         (g) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements;

         (h) act or fail to act in any manner referred to in this Agreement which may deprive the Contributor of any right to subrogation against the Borrower to recover any payments made pursuant to this Agreement;

         (i) pursue its rights and remedies under this Agreement and/or under any guaranty of all or any part of the Obligations in whatever order, or collectively, and the Administrative Agent and the Banks shall be entitled to the Contributor's performance hereunder, notwithstanding any action taken (or not taken) by the Administrative Agent and the Banks to enforce any of its rights or remedies against the Contributor or any other Person, for all or any part of the Obligations or any payment received under this Agreement or any other such guaranty; and/or

         (j) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Contributor from its liabilities under this Agreement.

         7. INVALIDITY, ETC., OF OBLIGATIONS. No invalidity, irregularity or unenforce-ability of all or any of the Loans and/or any of the other Obligations or of any security therefor shall affect, impair or be a defense to this Agreement, and the obligations of the Contributor hereunder shall be absolute and unconditional notwithstanding the occurrence of any event or the existence of any circumstance, including, without limitation, any bankruptcy or insolvency proceeding with respect to the Contributor, the Borrower or any of its Subsidiaries or any event or circumstance which would constitute a legal or equitable discharge, except payment in full in cash of all Obligations in accordance with the Credit Agreement.

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         8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  In order to induce the Banks to enter into the Fourth Amendment, the Contributor makes the following representations, warranties and agreements:

         (i) The Contributor is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware and has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage.

         (ii) The Contributor has the power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. The Contributor has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         (iii) Neither the execution, delivery or performance by the Contributor of this Agreement, nor compliance by it with the terms and provisions hereof, nor the consummation of the transactions contemplated herein, (x) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (y) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Contributor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which the Contributor is a party or by which it or any of its property or assets is bound or to which it may be subject or (z) will violate any provision of any of the organizational documents of the Contributor.

         (iv) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (x) the execution, delivery and performance of this Agreement or (y) the legality, validity, binding effect or enforceability of this Agreement.

         (v) There are no actions, suits or proceedings pending or, to the knowledge of the Contributor, threatened (x) with respect to this Agreement or (y) that could reasonably be expected to (I) materially and adversely effect the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Contributor or (II) have a material adverse effect on the rights or remedies of the Banks or the Administrative Agent hereunder or on the ability of the Contributor to perform its obligations to the Banks or the Administrative Agent hereunder.

         (vi) The Contributor is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except to the extent that any non-compliance, either individually or in the aggregate, could not reasonably be expected to (x) materially and adversely effect the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Contributor or (y) have a material adverse effect on the rights or remedies of the Banks or the Administrative Agent hereunder or on the ability of the Contributor to perform its obligations to the Banks or the Administrative Agent hereunder.

         (vii) The Contributor or the general partner thereof has the right to call cash capital contributions from the partners of the Contributor in amounts, and at times, sufficient to fund in a timely manner all obligations of the Contributor under this Agreement.

         9. MAINTAIN ABILITY TO FUND OBLIGATIONS. The Contributor and the general partner thereof agrees to take all action as may be necessary so that, at all times prior to the satisfaction and release of all obligations of the Contributor under this Agreement pursuant to Section 15 hereof, the Contributor and/or the general partner thereof shall have the right to call cash capital contributions from the partners of the Contributor in amounts, and at times, sufficient to fund in a timely manner all obligations of the Contributor under this Agreement.

         10. CAPITAL CALL EVENT OF DEFAULT. The following shall constitute a "Capital Call Event of Default":

         The Contributor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Contributor, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Contributor, or the Contributor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Contributor, or there is commenced against the Contributor any such proceeding which remains undismissed for a period of 60 days, or the Contributor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Contributor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Contributor makes a general assignment for the benefit of creditors; or any partnership action is taken by the Contributor for the purpose of effecting any of the foregoing.

         11. WAIVERS OF FAILURES; DELAYS; ETC. No failure or delay on the part of the Administrative Agent, any Bank, the Contributor, the Borrower or any other Credit Party in exercising any right, power or privilege hereunder and no course of dealing between the Contributor, the Administrative Agent, any Bank, the Borrower or any other Credit Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on the Contributor in any case shall entitle The Contributor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank to any other or further action in any circumstances without notice or demand.

         12. BENEFIT OF AGREEMENT. This Agreement shall be binding upon the Contributor and the Borrower, and their successors and assigns (including, without limitation, any executors or administrators) and shall inure to the benefit of the Administrative Agent and the Banks and their successors and assigns. The Contributor and the Borrower acknowledges and agrees that this Agreement is made for the benefit of the Administrative Agent and the Banks and that the Administrative Agent and/or the Banks may enforce all of the obligations of the Contributor and the Borrower hereunder directly against them. Neither the Contributor nor the Borrower may assign any of its rights or obligations hereunder without the consent of the Required Banks.

         13. AMENDMENTS; WAIVERS. Neither this Agreement nor any provision hereof may be changed, modified, amended or waived except with the written consent of the Contributor, the Borrower and the Administrative Agent (acting with the consent of the Required Banks).

         14. NOTICES. All notices and other communication hereunder shall be made at the addresses, in the manner and with the effect provided in
Section 13.03 of the Credit Agreement, provided that, for this purpose, the address of the Contributor shall be the address specified opposite its signature below.

         15. TERMINATION OF AGREEMENT. This Agreement shall terminate and be of no further force and effect (except to the extent any party's obligations, if any, arising prior to such time hereunder have not theretofore been fulfilled) upon the earlier of the date on which the Administrative Agent gives written notice to the Contributor and the Borrower that their obligations under this Agreement have been fulfilled or terminated.

         16. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE CONTRIBUTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK WHICH ARE LOCATED IN THE CITY OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE CONTRIBUTOR AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF

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ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH
RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH OF THE CONTRIBUTOR AND THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH PERSON, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH PERSON. EACH OF THE CONTRIBUTOR AND THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PERSON, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 13.03 OF THE CREDIT AGREEMENT OR AS SET FORTH OPPOSITE ITS SIGNATURE BELOW, AS THE CASE MAY BE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE CONTRIBUTOR AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE CONTRIBUTOR OR THE BORROWER IN ANY OTHER JURISDICTION.

         (c) EACH OF THE CONTRIBUTOR AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE
(b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH CONTRIBUTOR AND THE BORROWER FURTHER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING, WITHOUT LIMITATION, THOSE REFERRED TO IN CLAUSE (b) ABOVE, IN RESPECT OF ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         17. COSTS OF ENFORCEMENT; INDEMNITY. (a) The Contributor hereby agrees to pay all out-of-pocket costs and expenses of the Administrative Agent and each Bank in connection with the enforcement of this Agreement and the Contributor hereby agrees to pay all out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, in each case, the reasonable fees and disbursements of counsel employed by the Administrative Agent and each Bank, as the case may be).

         (b) The Contributor hereby agrees to indemnify and hold the Administrative Agent and each Bank free and harmless from and against all loss, cost, damage, and expense, by reason of the inaccuracy costs, which it shall at any time have actually sustained by reason of the inaccuracy or breach of any of the foregoing representations, warranties and covenants.

         18. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Contributor, the Borrower and the Administrative Agent.

         19. HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                                *      *      *

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the date first above written.

Address:
                             J.F. LEHMAN EQUITY INVESTORS I, L.P.
450 Park Avenue
Sixth Floor                  By:  J.F.L. Investors, L.L.C., its general partner
New York, New York 10022
Telephone: (212) 634-0100
Telecopier: (212) 634-1155   By: /s/ Donald Glickman
Attention: Donald Glickman       -----------------------------------
                                 Name:  Donald Glickman
                                 Title: Managing Member

                             SPECIAL DEVICES, INCORPORATED


                             By: /s/ Joseph A. Stroud
                                 -----------------------------------
                                 Name:  Joseph A. Stroud
                                 Title: Executive Vice President &
                                        Chief Financial Officer


Accepted and Agreed to:
BANKERS TRUST COMPANY,
  as Administrative Agent for the Banks

By: /s/ Susan L. Le Fevre
    ---------------------------
    Name:  Susan L. Le Fevre
    Title: Director